LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned
hereby makes, constitutes and appoints
Annette Heroux as the undersigned's true and
lawful attorney-in-fact, with full power and
authority as hereinafter described on behalf
of and in the name, place and stead of the
undersigned to:
(1)	prepare, execute in the undersigned's name
and on the undersigned's behalf and submit to
the US Securities and Exchange Commission (the
"SEC") a Form ID including amendments thereto and
any other documents necessary or appropriate to obtain
codes and passwords enabling the undersigned to make
electronic filings with the SEC of reports required
Section 16(a) of the Securities Exchange Act of 1934
Or any rule or regulation promulgated thereunder, as
Amended from time to time ("the Exchange Act") and any
Other regulation of the SEC;
(2) prepare, execute, acknowledge, deliver and Forms
3, 4, and 5 (including any amendments thereto) with
Respect to the securities of iCAD Inc. a Delaware
corporation (the "Company"), with the SEC, any national
securities exchanges and the Company, as considered
necessary or advisable under Section 16(a) of the
Exchange Act;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any such
person to release any such information to the
undersigned and approves and ratifies any such
release of information; and
(4)	perform any and all other acts which in
the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the
undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact
to act in their discretion on information provided
to such attorney-in-fact without independent
verification of such information;
(2)	any documents prepared and/or executed
by either such attorney-in-fact on behalf of
the undersigned pursuant to this Power of
Attorney will be in such form and will contain
such information and disclosure as such
attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)	neither the Company nor either of such
attorneys-in-fact assumes (i) any liability
for the undersigned's responsibility to comply
with the requirement of the Exchange Act, (ii)
any liability of the undersigned for any failure
to comply with such requirements, or (iii) any
obligation or liability of the undersigned for
profit disgorgement under Section 16(b) of the
Exchange Act; and
(4)	this Power of Attorney does not relieve
the undersigned from responsibility for
compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney.
This Power of Attorney shall remain in
full force and effect until revoked by
the undersigned in a signed writing delivered
 to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has
 caused this Power of Attorney to be
 executed as of this 9th day of
 November, 2016.

/s/ Richard Christopher
Signature

Richard Christopher
Print Name